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                                                                    EXHIBIT 11.1

                        COMPUTATION OF PER SHARE EARNINGS
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

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
                                                                          Three months ended              Six months ended
                                                                                June 30,                      June 30,
                                                                         ----------------------        ----------------------
                                                                           2000           1999           2000           1999
                                                                         -------        -------        -------        -------
Basic

   Average shares outstanding ...................................         19,138         18,966         19,085         18,864
                                                                         =======        =======        =======        =======

   Net income ...................................................        $   646        $ 2,869        $ 2,036        $ 6,270
                                                                         =======        =======        =======        =======



   Per share amount .............................................        $   .03        $   .15        $   .11        $   .33
                                                                         =======        =======        =======        =======


Diluted

   Average shares outstanding ...................................         19,138         18,966         19,085         18,864

   Net effect of dilutive stock options based on the
     treasury stock method using the average market price .......            467          1,436            513          1,478
                                                                         -------        -------        -------        -------


   Total ........................................................         19,606         20,402         19,598         20,342
                                                                         =======        =======        =======        =======


   Net income ...................................................        $   646        $ 2,869        $ 2,036        $ 6,270
                                                                         =======        =======        =======        =======

   Per share amount .............................................        $   .03        $   .14        $   .10        $   .31
                                                                         =======        =======        =======        =======
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